THE ADVISORS' INNER CIRCLE
                                AMENDMENT TO THE
                                CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 11th day of May 2007, to the Mutual Fund Custody Agreement dated as of September 1, 2004, amended and assigned August 8, 2006 (the "Custody Agreement"), is entered by and between The Advisors' Inner Circle II, a Massachusetts trust (the "Trust") and U.S. Bank, N.A., a national banking association (the "Custodian").

                                    RECITALS

         WHEREAS, the parties have entered into a Custody Agreement; and

         WHEREAS, the Trust intends to create additional funds; and

         WHEREAS, the Trust and the Custodian desire to amend said Custody Agreement to apply to the new funds; and

         WHEREAS, Section 31 of the Custody Agreement allows for its amendment by mutual agreement of the parties;

         NOW, THEREFORE, the parties agree as follows:

         Attachment C, the Portfolios of the Fund, is hereby superseded and replaced with Attachment C attached hereto.

Except to the extent supplemented hereby, the Custody Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE ADVISORS' INNER CIRCLE                       U.S. BANK, N.A.

By: /S/ JAMES NDIAYE                             By: /S/ MICHAEL R. MCVOY
    -------------------------                        ---------------------------
Printed Name: JAMES NDIAYE                       Printed Name: MICHAEL R. MCVOY
              ---------------                                  -----------------
Title: VICE PRESIDENT                            Title:  VICE PRESIDENT
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                                  ATTACHMENT C
                                     TO THE
       MUTUAL FUND CUSTODY AGREEMENT - THE ADVISORS' INNER CIRCLE FUND II

                             PORTFOLIOS OF THE FUND

SMARTGROWTH LIPPER(R) CONSERVATIVE ETF OPTIMAL INDEX FUND
SMARTGROWTH LIPPER(R) MODERATE ETF OPTIMAL INDEX FUND
SMARTGROWTH LIPPER(R) GROWTH ETF OPTIMAL INDEX FUND
CHAMPLAIN SMALL COMPANY FUND
REAVES SELECT RESEARCH FUND
UTENDAHL INSTITUTIONAL MM FD
HAMBRECHT SMALL CAP TECH FD